Consent of Independent Registered Public Accounting Firm

The Board of Directors

Calvert Social Index Series, Inc.:

We consent to the use of our report, incorporated herein by reference, dated November 28, 2011, with respect to the financial statements of the Calvert Social Index Fund, a series of the Calvert Social Index Series, Inc., as of September 30, 2011, and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Custodians" in the Statement of Additional Information.

Philadelphia, Pennsylvania

June 27, 2012